   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28th, 2003



                                                     REGISTRATION NO. 333-108094

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------

                               AMENDMENT NO. 1 TO

                                    FORM F-10

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                             -----------------------

                                 NEUROCHEM INC.

             (Exact name of Registrant as specified in its charter)

                             -----------------------



                  Canada                                     2834                                Not Applicable
    (Province or other jurisdiction of           (Primary Standard Industrial                   (I.R.S. Employer
      incorporation or organization)              Classification Code Number)                  Identification No.)


                          7220 Frederick-Banting Street

                                    Suite 100

                      Saint-Laurent, Quebec H4S 2A1, Canada

                                 (514) 337-4646

   (Address and telephone number of Registrant's principal executive offices)
                             -----------------------

                              CT Corporation System

                          111 Eighth Avenue, 13th Floor

                            New York, New York 10011

                                 (212) 894-8400

 (Name, address (including zip code) and telephone number (including area code)
                   of agent for service in the United States)

                             -----------------------
                                   Copies to:


          Richard Cherney, Esq.                        David Skinner, Esq.                      Donald J. Murray, Esq.
   Davies Ward Phillips & Vineberg LLP                   Neurochem Inc.                          Dewey Ballantine LLP
       1501, avenue McGill College          7220 Frederick-Banting Street, Suite 100          1301 Avenue of the Americas
     Montreal, Quebec H3A 3N9, Canada         Saint-Laurent, Quebec H4S 2A1, Canada               New York, NY 10019
              (514) 841-6400                             (514) 337-4646                             (212) 259-8000

                     Renaud Coulombe, Esq.                                             Guy P. Lander, Esq.
                         Ogilvy Renault                                        Davies Ward Phillips & Vineberg LLP
             1981 McGill College Avenue, Suite 1100                                     625 Madison Avenue
                Montreal, Quebec H3A 3C1, Canada                                        New York, NY 10022
                         (514) 847-4604                                                   (212) 588-5511


                             -----------------------

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                     SALE OF THE SECURITIES TO THE PUBLIC:
   As soon as practicable after this Registration Statement becomes effective.

                           Province of Quebec, Canada
                (Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A. [ ] Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)

B.   [X]  At some future date (check the appropriate box below)


     1. [ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

     2. [ ] pursuant to Rule 467(b) on ( ) at ( ) (designate at time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

     3. [ ] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

     4. [X] after the filing of the next amendment to this Form (if preliminary material is being filed).


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

===============================================================================

                                EXPLANATORY NOTE

     The purpose of this Amendment No. 1 to the Form F-10 Registration Statement is to add Exhibit 5 (Consent of KPMG LLP). Accordingly, this Amendment consists only of the facing page, this explanatory note and Parts II and III of the Registration Statement.

                                     PART II

                   INFORMATION NOT REQUIRED TO BE DELIVERED TO
                             OFFEREES OR PURCHASERS

Indemnification

     Under the Canada Business Corporations Act, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, in the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant's request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favour only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he or she was not judged by the Court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

     The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if he or she does not fulfill the conditions set forth above to qualify for indemnification.

     In accordance with provisions of the Canada Business Corporations Act described above, the by-laws of the Registrant provide that the Registrant shall, unless its board of directors otherwise determines in any particular case, indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant's request as a director or officer or an individual acting in a similar capacity, of another entity, to the maximum extent not prohibited by the Canada Business Corporations Act.

     The Registrant maintains directors' and officers' liability insurance that provides coverage for losses as a result of claims against directors and officers of the Registrant and former directors and officers of the Registrant in their capacities as directors or officers of the Registrant.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

EXHIBITS


Exhibit No.                Description
-----------                -----------

3.*                        Form of Underwriting Agreement.

4.1** The consolidated financial statements of the Registrant for the years ended June 30, 2003, 2002 and 2001 and for the period from inception (June 17, 2003) to June 30, 2003 and the notes thereto, together with the auditor's report thereon, and management's discussion and analysis in respect thereof.

4.3**                      The Annual Information Form of the Registrant dated
                           November 15, 2002 for the year ended June 30, 2002.

5.                         Consent of KPMG LLP.

6.*                        Consent of Davies Ward Phillips & Vineberg LLP.

7.*                        Consent of Davies Ward Phillips & Vineberg LLP
                           (New York).

8.*                        Consent of Ogilvy Renault, a general partnership.

9.*                        Consent of Dewey Ballantine, LLP.

10.** Powers of Attorney (contained on the signature pages of this Registration Statement on Form F-10).

--------------------
 * To be filed by amendment.

** Previously filed.

                                    PART III

                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1. UNDERTAKING

     The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission Staff, and to furnish promptly, when requested to do so by the Commission Staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

ITEM 2. CONSENT TO SERVICE OF PROCESS

     Concurrently with the filing of the Registration Statement on Form F-10 on August 20, 2003, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

                                     III-1

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Saint-Laurent, Province of Quebec, Country of Canada, on this 28th day of August, 2003.

                 NEUROCHEM INC.

                 By                     *
                    --------------------------------------------------
                    Name:  Francesco Bellini, Ph.D.
                    Title:   Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on August 20, 2003.

Name                                        Title
----                                        -----


                   *                          Chairman of the Board, Chief Executive Officer and Director
--------------------------------------------
Francesco Bellini, Ph.D.                      (Principal Executive Officer)



                   *                          Senior Vice President, Finance and Chief Financial Officer
--------------------------------------------
Claude Michaud                                (Principal Financial and Accounting Officer)


                   *                          Director
--------------------------------------------
Colin Bier, Ph.D.


                   *                          Director
--------------------------------------------
Richard Cherney


                   *                          Director
--------------------------------------------
Michael DuCros


                                              Director
--------------------------------------------
Peter Kruyt


                                              Director
--------------------------------------------
Louis R. Lamontagne, Ph.D.


                   *                          Director
--------------------------------------------
John Molloy


                   *                          Director
--------------------------------------------
Ronald M. Nordmann


                   *                          Director
--------------------------------------------
Dr. Emil Skamene


*By:  /s/ DAVID SKINNER
--------------------------------------------
       David Skinner
       Attorney-in-Fact

                                     III-2

                            AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the authorized representative has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Neurochem Inc. in the United States, in the City of Saint-Laurent, Province of Quebec, Country of Canada, on the 28th day of August, 2003.

                   By:                  *
                      --------------------------------------
                      Name:  Ronald M. Nordmann


*By:  /s/ DAVID SKINNER
   --------------------------------------------
       David Skinner
       Attorney-in-Fact

                                     III-3

                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------

3.*                        Form of Underwriting Agreement.

4.1** The consolidated financial statements of the Registrant for the years ended June 30, 2003, 2002 and 2001 and for the period from inception (June 17, 2003) to June 30, 2003 and the notes thereto, together with the auditor's report thereon, and management's discussion and analysis in respect thereof.

4.3**                      The Annual Information Form of the Registrant dated
                           November 15, 2002 for the year ended June 30, 2002.

5.                         Consent of KPMG LLP.

6.*                        Consent of Davies Ward Phillips & Vineberg LLP.

7.*                        Consent of Davies Ward Phillips & Vineberg LLP
                           (New York).

8.*                        Consent of Ogilvy Renault, a general partnership.

9.*                        Consent of Dewey Ballantine, LLP.

10.** Powers of Attorney (contained on the signature pages of this Registration Statement on Form F-10).

--------------------
 * To be filed by amendment.

** Previously filed.

                                     III-4